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ENTERPRISE FINANCIAL SERVICES CORP
PERFORMANCE SHARE GRANT AGREEMENT

This Performance Share Grant Agreement (the “Agreement”) is executed and delivered by Enterprise Financial Services Corp (the “Company”) and the undersigned grantee (“Grantee”), effective as of the date set forth on the signature page hereto (the “Effective Date”).

RECITALS

A.    The Board of Directors of the Company (the "Board of Directors") has adopted, and the Company's shareholders have approved, the Company’s 2013 Stock Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units (as defined in the Plan) may be granted to employees of the Company and its subsidiaries and certain other individuals, subject to certain vesting conditions including requirements of continuous service for a specified time period and the attainment of specific performance standards or goals.

B.    The Company desires to grant Restricted Stock Units to Grantee the vesting of which will be contingent on the satisfaction of the performance and time vesting goals set forth in this Agreement (“Performance Shares”).

TERMS

1.Grant. The Company hereby grants to Grantee as of the Effective Date (the “Grant”) the number of Performance Shares set forth in the Long Term Incentive Plan Grid (the “Grid”) delivered to Grantee simultaneously with this Agreement with respect to the period commencing on January 1, 2015 and ending on December 31, 2017 (the “Performance Period”).

2.Administration. The Grant is made under, and is subject to, all of the terms and provisions of this Agreement, the Grid and the Plan, as amended from time to time, which terms are incorporated herein by reference. Notwithstanding anything herein, the Plan or the Grid to the contrary, the Grant is subject to the Company’s Clawback Policy as amended from time to time. The Compensation Committee of the Board of Directors (the “Committee”) has been authorized by the Board of Directors to make any and all determinations necessary to administer the Grant, including without limitation evaluation of the Company’s achievement of Goals (as defined below). To the extent not otherwise defined in this Agreement, the Recitals or the Grid, all capitalized terms will have the same meanings ascribed to them in the Plan.

3.Award. Subject to earlier termination of this Agreement below or as otherwise specifically provided herein, following the end of the applicable Performance Period but no later than March 15 (such date, the “Award Date”) of the calendar year following the end of such Performance Period, the Company will deliver to Grantee one fully vested share of Stock for each then vested and outstanding Performance Share subject to this Agreement based on the achievement of Performance Goals and satisfaction of Time Vesting Requirement, in each case as provided in Section 4 below (the “Award”); except that, the Company shall take such action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes pursuant to Section 8. No fractional shares shall be issued, and any fractional shares of Stock shall be rounded down to the nearest whole share of Stock.

4.Performance Goals and Time Vesting Requirements. Vesting of the Performance Shares is subject to the achievement of Performance Goals and satisfaction of Time Vesting Requirement as follows:

(a)    Vesting of Performance Shares is subject to satisfaction of the performance goals as set forth in the Grid (“Performance Goals”), which have been approved by the Committee and the shareholders of the Company. Each Performance Goal is assigned a “Threshold,” “Target” and “Exceptional” performance level and a corresponding number of shares of Stock contingent upon satisfaction of such level of performance. If actual performance for a Performance Goal is less than Threshold, no Performance Shares will vest. If actual performance for a Performance Goal falls between Threshold and Target or between Target and Exceptional, the Company will use straight line interpolation to determine the number of Performance Shares which vest with respect to such Performance Goal, based on the number of shares of Stock specified in the Grid as contingent on such Performance Goal.

(b)    Vesting of the Grant shall be contingent, in full, on Grantee’s continuous employment during the period commencing on the Grant Date and ending on the Award Date (the “Time Vesting Requirement”).

(c)    Notwithstanding any other provision of this Agreement, the number of Performance Shares vested with respect to a Performance Goal will not exceed the number of Performance Shares specified for the Exceptional level of such Performance Goal and no Performance Shares will vest with respect to a Performance Goal unless the “Threshold Level” is achieved for such Goal.

5.Termination. Except as provided in Section 6 below, this Agreement and the Grant will terminate and be of no further force or effect on the date that Grantee is no longer actively employed by the Company or any of its subsidiaries, for any reason or no reason whether due to voluntary or involuntary termination, death, disability or retirement prior to the Award Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for full or partial Award of the Stock as it deems in the best interest of the Company upon a termination of Grantee’s employment due to death, or disability (as the Committee may define in its discretion); provided that any Awards pursuant to this sentence shall be paid to Grantee not later than March 15 of the calendar year immediately following the year in which such termination of employment occurs.

6.Change of Control. Upon the occurrence of a Change of Control (as defined in the Plan) (a) the Time Vesting Requirement will be deemed automatically satisfied and the Grant will vest and (b) all Performance Goals of the Grant will be deemed satisfied at a level determined by the Committee in its discretion, but not less than the “Target” level specified in the Grid with respect to each Performance Goal.
7.Non-Transferability. Neither the Grant, the Performance Shares nor any other rights under this Agreement or Grid may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, will be void and of no effect.

8.Withholding. The Company shall withhold from any payment hereunder an amount of shares of Stock sufficient to cover any required withholding taxes to the extent required by statutory withholding requirements.

9.Choice of Law. To the extent not preempted by Federal law, this Agreement, the Grid and all determinations and actions taken hereunder and thereunder shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts or choice of law, except for matters subject to the General Corporation Law of Delaware, which shall be governed thereby, without giving effect to principles of conflicts or choice of laws.

10.Adjustment. Appropriate adjustments in the number of Performance Shares shall be made by the Committee to give effect to adjustments made in the number or type of shares of Stock through a reclassification, stock dividend, stock split or stock combination, or similar event in accordance with the terms of the Plan.

11.Section 409A. It is intended that this Agreement shall be administered in a manner that will comply with or meet an exception from Section 409A of the Code, and this Agreement shall be administered and interpreted in accordance with such intent. The Committee may adopt rules deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section to the contrary, no amendment to or payment under this Agreement will be made unless permitted under Section 409A of the Code.

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Effective Date: _________, 2015

ENTERPRISE FINANCIAL SERVICES CORP

By: ________________________________________
Name: _____________________________________
Title: ______________________________________

GRANTEE

___________________________________________
Signature

Print Name:_________________________________